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                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                          [Amendment No. __________]

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Check the appropriate box:

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     14a-6(e)(2))
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[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SAFETY-KLEEN CORP.
 ................................................................................
               (Name of Registrant as Specified in Its Charter)

 ................................................................................
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)...............................

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FOR IMMEDIATE RELEASE                                      Contact: Maureen Fisk
                                                                    847-468-2452

                        SAFETY-KLEEN'S BOARD TO REVIEW
                    LAIDLAW ENVIRONMENTAL'S REVISED OFFER;
                        ANNOUNCES EARLY TERMINATION OF
                       HART-SCOTT-RODINO WAITING PERIOD


     ELGIN, IL. (January 27, 1998) -- Safety-Kleen Corp. [NYSE:SK] today requested that its shareholders defer taking any action with respect to the latest revision, announced yesterday afternoon, to Laidlaw Environmental Services' [NYSE:LLE] unsolicited exchange offer for Safety-Kleen shares, until the Safety-Kleen Board has announced its position. Safety-Kleen said that its Board will meet promptly to review the revised offer and will advise shareholders of its position.

      Safety-Kleen Corp. also announced today that the Antitrust Division of the Department of Justice has granted early termination of the waiting period associated with a Hart-Scott-Rodino review concerning the proposed merger of the Company with SK Parent Corp., a new company formed by Philip Services Corp. and affiliates of Apollo Management, L.P. and Blackstone Management Partners III L.L.C. The Company understands that such early termination also has been granted with respect to Laidlaw Environmental's exchange offer.

      Safety-Kleen is an environmental and industrial service company dedicated to helping nearly 400,000 industrial and automotive businesses recycle and process their waste streams.